EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 10, 2000, relating to the financial statements and financial statement schedules of Mainspring Communications, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2000